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                      Exhibits to CERBCO, Inc. Form 10-QSB
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            Exhibit 99.  CERBCO, Inc. Consolidating Schedules:  Statement of
                         Operations Information for the Three Months Ended March 31, 2001; Statement of Operations Information for the Nine Months Ended March 31, 2001; Balance Sheet Information and Consolidating Elimination Entries as of March 31, 2001.

                                                   CERBCO, Inc.
                           CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                                         THREE MONTHS ENDED MARCH 31, 2001
                                                    (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated
                                                        ------------   ----------------      --------------    ----------------

Sales                                                     $6,289,934           $      0         $       0            $6,289,934
                                                          ----------           --------         ---------            ----------

Costs and Expenses:
  Cost of sales                                            5,860,096                  0                 0             5,860,096
  Selling, general and administrative expenses             1,464,707                  0           441,480             1,023,227
                                                          ----------           --------         ---------            ----------
    Total Costs and Expenses                               7,324,803                  0           441,480             6,883,323
                                                          ----------           --------         ---------            ----------

Operating Loss                                            (1,034,869)                 0          (441,480)             (593,389)
Investment Income                                            220,211   (A)     (100,713)          311,690                 9,234
Interest Expense                                              (3,972)  (A)      100,713                 0              (104,685)
Other Income (Expense) - net                                (212,283)                 0          (251,541)               39,258
                                                          ----------           --------         ---------            ----------

Loss Before Non-Owned Interests in Insituform East
  and Income Taxes                                        (1,030,913)                 0          (381,331)             (649,582)

Credit for Income Taxes                                      (23,000)                 0           (23,000)                    0
                                                          ----------           --------         ---------            ----------

Loss Before Non-Owned Interests in Insituform East        (1,007,913)                 0          (358,331)             (649,582)

Non-Owned Interests in Loss of Insituform East               394,483   (B)      394,483                 0                     0
                                                          ----------           --------         ---------            ----------

                                             NET LOSS     $ (613,430)  (C)     $394,483         $(358,331)           $ (649,582)
                                                          ===========          ========         =========            ==========

                                                   CERBCO, Inc.
                           CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                                         NINE MONTHS ENDED MARCH 31, 2001
                                                    (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated
                                                        ------------   ----------------      --------------    ----------------

Sales                                                    $18,427,517           $      0         $       0           $18,427,517
                                                         -----------           --------         ---------           -----------

Costs and Expenses:
  Cost of sales                                           16,213,995                  0                 0            16,213,995
  Selling, general and administrative expenses             3,785,727                  0           881,971             2,903,756
                                                         -----------           --------         ---------           -----------
    Total Costs and Expenses                              19,999,722                  0           881,971            19,117,751
                                                         -----------           --------         ---------           -----------

Operating Loss                                            (1,572,205)                 0          (881,971)             (690,234)
Investment Income                                            721,123   (D)     (312,510)          997,222                36,411
Interest Expense                                             (12,520)  (D)      312,510                 0              (325,030)
Other Income (Expense) - net                                (599,840)                 0          (736,861)              137,021
                                                         -----------           --------         ---------           -----------

Loss Before Non-Owned Interests in Insituform East
  and Income Taxes                                        (1,463,442)                 0          (621,610)             (841,832)

Provision for Income Taxes                                    62,000                  0            62,000                     0
                                                         -----------           --------         ---------           -----------

Loss Before Non-Owned Interests in Insituform East        (1,525,442)                 0          (683,610)             (841,832)

Non-Owned Interests in Loss of Insituform East               511,234   (E)      511,234                 0                     0
                                                         -----------           --------         ---------           -----------

                                             NET LOSS    $(1,014,208)  (F)     $511,234         $(683,610)          $  (841,832)
                                                         ===========           ========         =========           ===========

                                                   CERBCO, Inc.
                                CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                                  MARCH 31, 2001
                                                    (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated
                                                        ------------   ----------------      --------------    ----------------
ASSETS
Current Assets:
  Cash and cash equivalents                              $ 1,686,692           $         0       $ 1,602,010       $    84,682

  Marketable securities                                    8,740,927                     0         8,740,927                 0
  Accounts receivable                                      7,897,641                     0           209,526         7,688,115
  Inventories                                              1,142,815                     0                 0         1,142,815
  Prepaid and refundable taxes                               130,220                     0           120,000            10,220
  Prepaid expenses and other                                 234,392                     0            19,371           215,021
                                                         -----------           -----------       -----------       -----------

                                 TOTAL CURRENT ASSETS     19,832,687                     0        10,691,834         9,140,853

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                         0    (G)     (5,762,715)        5,762,715                 0
  Intercompany receivables and payables                            0                     0         4,861,210        (4,861,210)

Property, Plant and Equipment - net of accumulated
  depreciation                                             8,985,867                     0             6,736         8,979,131

Other Assets:
  Excess of acquisition cost over value of net assets
   acquired - net                                          1,567,290    (G)      1,567,290                 0                 0
  Cash surrender value of SERP life insurance              1,830,056                     0         1,643,610           186,446
  Marketable securities                                    2,817,061                     0         2,817,061                 0
  Deposits and other                                          54,306                     0            44,489             9,817
                                                         -----------           -----------       -----------       -----------

                                         TOTAL ASSETS    $35,087,267           $(4,195,425)      $25,827,655       $13,455,037
                                                         ===========           ===========       ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities               $ 2,618,381           $         0       $    41,980       $ 2,576,401
  Income taxes payable                                     1,123,708                     0         1,113,708            10,000
  Current portion of capital lease obligations                35,430                     0                 0            35,430
                                                         -----------           -----------       -----------       -----------

                            TOTAL CURRENT LIABILITIES      3,777,519                     0         1,155,688         2,621,831
                                                         -----------           -----------       -----------       -----------

Long-Term Liabilities:
  Accrued SERP liability                                   1,493,909                     0         1,359,240           134,669
  Capital lease obligations                                   15,322                     0                 0            15,322
                                                         -----------           -----------       -----------       -----------
                          TOTAL LONG-TERM LIABILITIES      1,509,231                     0         1,359,240           149,991
                                                         -----------           -----------       -----------       -----------
                                    TOTAL LIABILITIES      5,286,750                     0         2,514,928         2,771,822
                                                         -----------           -----------       -----------       -----------

Non-Owned Interests                                        6,487,790  (E)(G)     6,487,790                 0                 0
                                                         -----------           -----------       -----------       -----------

Stockholders' Equity:
  Common stock                                               118,947    (G)       (175,486)          118,947           175,486
  Class B Common stock                                        29,348    (G)        (11,904)           29,348            11,904
  Additional paid-in capital                               7,527,278    (G)     (4,000,424)        7,527,278         4,000,424
  Retained earnings                                       15,637,154  (F)(G)    (7,685,014)       15,637,154         7,685,014
  Treasury stock                                                   0    (G)      1,189,613                 0        (1,189,613)
                                                         -----------           -----------       -----------       -----------
                           TOTAL STOCKHOLDERS' EQUITY     23,312,727           (10,683,215)       23,312,727        10,683,215
                                                         -----------           -----------       -----------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $35,087,267           $(4,195,425)      $25,827,655       $13,455,037
                                                         ===========           ===========       ===========       ===========

                                                   CERBCO, Inc.
                                         CONSOLIDATING ELIMINATION ENTRIES
                                                  MARCH 31, 2000
                                                    (unaudited)

                                  (A)
Investment income                                                                    $100,713
  Interest expense                                                                                        $100,713
To eliminate interest expense paid by Insituform East to CERBCO in the three months ended March 31, 2001.

                                  (B)
Non-owned interests                                                                  $394,483
  Non-owned interests in loss of subsidiary                                                               $394,483
To record non-owned interests in loss of Insituform East for the three months ended March 31, 2001.

                                  (C)
Current quarter loss adjustments                                                     $394,483
  Retained earnings                                                                                       $394,483
To close out impact of eliminating entries on three months' statement of operations.

                                  (D)
Investment income                                                                    $312,510
  Interest expense                                                                                        $312,510
To eliminate interest expense paid by Insituform East to CERBCO in the nine months ended March 31, 2001.

                                  (E)
Non-owned interests                                                                  $511,234
  Non-owned interests in loss of subsidiary                                                               $511,234
To record non-owned interests in loss of Insituform East for the nine months ended March 31, 2001.

                                  (F)
Current period loss adjustments                                                      $511,234
  Retained earnings                                                                                       $511,234
To close out impact of eliminating entries on nine months'
statement of operations.

                                  (G)
Common stock                                                                         $175,486
Class B stock                                                                          11,904
Additional paid-in capital                                                          4,000,424
Retained earnings                                                                   8,196,248
Excess of acquisition cost over value of net assets acquired                        1,567,290
  Treasury stock                                                                                        $1,189,613
  Non-owned interests                                                                                    6,999,024
  Investment in subsidiary                                                                               5,762,715
To eliminate investments in consolidated subsidiaries.